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                                                                    EXHIBIT 10.6

                          LOAN AND SECURITY AGREEMENT




  THIS AGREEMENT, dated as of December 24, 1997, is entered into between IXYS CORPORATION, a corporation (hereinafter called "Borrower"), whose sole place of business (if Borrower has only one), chief executive office (if Borrower has more than one place of business), or residence (if a sole proprietorship) is at the address set forth in Section 1.5 hereinbelow, and BANK OF THE WEST, a California banking corporation whose address is set forth in Section 1.3.


The parties agree as follows:

1.  DEFINITIONS


    As used in this Agreement, the following terms shall have the following definitions:



    1.1  ACCOUNTS. The term "Account(s)" means all presently existing and
         --------
hereafter arising accounts, contract rights, instruments, documents, chattel paper, and all other forms of obligations owing to Borrower arising out of the sale or lease of goods or the rendition of services by Borrower whether or not earned by performance, and any and all credit insurance, guaranties and other security therefor, as well as all merchandise returned to or reclaimed by Borrower.

    1.2  AGREEMENT. The term "this Agreement" means this Loan and Security
         ---------
Agreement, any concurrent or subsequent rider to this Loan and Security Agreement and any extensions, supplements, amendments or modifications to this Loan and Security Agreement and or to any such rider.

    1.3  BANK. The term "Bank" shall mean and refer to BANK OF THE WEST, a
         ----
California banking corporation, with a place of business located at 50 West San Fernando Street, 2nd Floor, South Bay Business Banking Group, San Jose, California 95113.

    1.4  BANK EXPENSES. The term "Bank Expenses" means all costs and expenses
         -------------
incurred by Bank in connection with this Agreement or the transactions contemplated hereby, including, without limitation, all costs or expenses required to be paid by Borrower under this Agreement which are paid or advanced by Bank; taxes and insurance premiums of every nature and kind of Borrower paid by Bank; filing, recording, publication, search fees, appraiser fees, auditor fees, title insurance premiums paid or incurred by Bank in connection with Bank's transactions with Borrower; costs and expenses incurred by Bank in collecting or realizing upon the Collateral (with or without suit), to correct any default or enforce any provision of this Agreement, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale and/or advertising to sell the Collateral, whether or not a sale is consummated; costs and expenses of suit incurred by Bank in enforcing or defending this Agreement or any portion hereof; and reasonable attorneys' fees and expenses incurred by Bank in advising, structuring, drafting, reviewing, amending, terminating, enforcing, defending or concerning this Agreement, any portion hereof, any agreement related hereto, or any of the transactions contemplated hereby, whether or not suit is brought, and including, but not limited to, any expenses incurred in relation to opposing or seeking to obtain relief from any stay or restraining order prohibiting Bank from exercising its rights as a secured creditor, foreclosing upon or disposing of Collateral, or such related matters.

    1.5  BORROWER. The term "Borrower" shall mean and refer to the party first
         --------
named above, whose address is 3540 Bassett Street, Santa Clara, CA 95054.

    1.6  BORROWER'S BOOKS. The term "Borrower's Books" means all of Borrower's
         ----------------
books and records including, but not limited to: minute books; ledgers, records indicating, summarizing or evidencing Borrower's assets, liabilities, the Collateral, the Obligations, and all information relating thereto; records indicating, summarizing or evidencing Borrower's business operations or financial condition; and all computer programs, disc or tape files, printouts, runs, and other computer prepared information and the equipment containing such information.

    1.7  BORROWING BASE. The term "Borrowing Base" means the sum of: (a) eighty
         --------------
percent (80%) of the net amount of Eligible Accounts, after deducting therefrom all payments, adjustments and credits applicable thereto, and (b) the amount of the advances agreed to be made pursuant to any rider, amendment or modification to this Agreement that may now or hereafter be entered into by Bank and Borrower.

    1.8  CODE. The term "the Code" means the California Uniform Commercial Code,
         ----
and any and all terms used in this Agreement which are defined in the Code and not specifically defined herein shall be construed and defined in accordance with the meaning and definition ascribed to such terms under the Code.

    1.9  COLLATERAL. The term "Collateral" means each and all of the following:
         ----------
the Accounts, the General Intangibles; the Negotiable Collateral; the Inventory; the Equipment; any money or deposit accounts; any other assets of Borrower in which Bank receives a security interest, or which hereafter come into the possession, custody or control of Bank; and the Proceeds of any of the foregoing, and Borrower's Books. Notwithstanding anything to the contrary contained herein, Collateral shall not include any materials designated by Bank as toxic or hazardous waste materials.

    1.10 CREDIT. The term "Credit" means all Obligations in respect of amounts
         -------
actually paid or advanced by Bank under this Agreement.

    1.11 DAILY BALANCE. The term "Daily Balance" shall mean the amount
         -------------
determined by taking the amount of the Credit owed at the beginning of a given day, adding any new Credit advanced to or incurred by Borrower on such date, and subtracting any payments or collections which are deemed to be paid and are applied by Bank in reduction of the Credit on that date under the provisions of this Agreement.

    1.12 ELIGIBLE ACCOUNTS. The term "Eligible Accounts" means and includes
         -----------------
Eligible Domestic Accounts and Eligible Foreign Accounts; provided, however, that in no event shall the amount of Eligible Foreign Accounts exceed the lesser of One Million Dollars ($1,000,000.00) or twenty-five percent of the Borrowing Base.

         1.12.1  ELIGIBLE DOMESTIC ACCOUNTS. The term "Eligible Domestic
                 --------------------------
Accounts" means and includes those accounts of Borrower which are due and payable within thirty (30) days (or less) from the date of invoice, have been validly assigned to Bank and strictly comply with all of Borrower's warranties and representations to Bank; but Eligible Domestic Accounts shall not include the following: (a) accounts with respect to which the account debtor is an officer, employee, partner, joint venturer or agent of Borrower; (b) accounts with respect to which goods are placed on consignment, guarantied sale or other terms by reason of which the payment by the account debtor may be conditional;
(c) accounts with respect to which the account debtor is not a resident of the United States of America; (d) accounts with respect to which the account debtor is the United States of America or any department, agency or instrumentality thereof; (e) accounts with respect to which the account debtor is a subsidiary of, related to, affiliated or has common shareholders, officers or directors with Borrower; (f) accounts with respect to which Borrower is or may become liable to the account debtor for goods sold or services rendered by the account debtor to Borrower; (g) accounts not paid by an account debtor within ninety
(90) days from the date of the invoice; (h) accounts with respect to which account debtors dispute liability or make any claim, or have any defense, crossclaim, counterclaim or offset; (i) accounts with respect to which any Insolvency Proceeding is filed by or against the account debtor, or if an account debtor becomes insolvent, fails or goes out of business; (j) all accounts owed by an account debtor when fifty percent (50%) or more of all outstanding accounts owed by the account debtor to Borrower have not been paid within ninety (90) days after the date of invoice; and (k) accounts owed by any single account debtor which exceed twenty percent (20%) of all of the Eligible Domestic Accounts.

         1.12.2  ELIGIBLE FOREIGN ACCOUNTS. The term "Eligible Foreign Accounts"
                 -------------------------
means and includes those accounts of Borrower which have been pre-approved by Bank in writing, are due and payable within thirty (30) days, or less, from the date of invoice, have been validly assigned to Bank, are due from account debtors that are not residents of the United States of America, are insured or guaranteed by insurers or guarantors satisfactory to Bank, and strictly comply with all of Borrower's warranties and representations to Bank; but Eligible Foreign Accounts shall not include the following: (a) accounts with respect to which the account debtor is an officer, employee, partner, joint venturer or agent of Borrower; (b) accounts with respect to which goods are placed on consignment, guarantied sale or other terms by reason of which the payment by the account debtor may be conditional; (c) accounts with respect to which the account debtor is a subsidiary of, related to, affiliated or has common shareholders, officers or directors with Borrower; (d) accounts with respect to which Borrower is or may become liable to the account debtor for goods sold or services rendered by the account debtor to Borrower; (e) accounts not paid by an account debtor within ninety (90) days from the date of the invoice; (f) accounts with respect to which account debtors dispute liability, or make any claim, or have any defense, crossclaim, counterclaim or offset; (g) accounts with respect to which any Insolvency Proceeding is filed by or against the account debtor, or if an account debtor becomes insolvent, fails or goes out of business; (h) all accounts owed by an account debtor when fifty percent (50%) or more of all outstanding accounts owed by the account debtor to Borrower have not been paid within ninety (90) days after the date of invoice; and (i) accounts owed by any single account debtor which exceed twenty percent (20%)of all of the Eligible Foreign Accounts.

    1.13  EQUIPMENT. The term "Equipment" means all of Borrower's present and
          ---------
hereafter acquired equipment, wherever located, including without limitation, machinery, machine tools, motors, controls, attachments, parts, tools, and accessories incidental thereto, computer and office equipment, furniture, furnishings, fixtures, motor vehicles, trailers and rolling stock; and all substitutions, replacements, accessories, additions, attachments, improvements, accessions, Proceeds and products of the foregoing.

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    1.14  EVENT OF DEFAULT. The term "Event of Default" shall have the meaning
          ----------------
set forth in Article 11 of this Agreement.

    1.15  GENERAL INTANGIBLES. The term "General Intangibles" means and includes
          -------------------
all of Borrower's present and future general intangibles and other personal property (including, without limitation, any and all choses or things in action, goodwill, patents, copyrights, trade names, trademarks, trade secrets, blueprints, drawings, purchase orders, computer programs, software, computer discs, computer tapes, literature, reports, catalogs, deposit accounts and tax refunds) other than goods and accounts.

    1.16  INSOLVENCY PROCEEDING. The term "Insolvency Proceeding" means any
          ---------------------
proceeding commenced by or against any person or entity, including Borrower, under any provision of the federal Bankruptcy Code, as amended, or under any other bankruptcy or insolvency law, including, but not limited to, assignments for the benefit of creditors, formal or informal moratoriums, compositions or extensions with some or all creditors.

    1.17  INVENTORY. The term "Inventory" means all present and hereafter
          ---------
acquired inventory in which Borrower has any interest, wherever located, including, but not limited to, goods held by Borrower for sale or lease or to be furnished under a contract of service, new or raw product and materials, components, work-in-process, finished goods, labels and other package dress, advertising material and packing and shipping materials, any documents of title representing any of the above, and any equipment, fixtures, or other property used in the storing, moving, preserving, identifying, accounting for and shipping or preparing for the shipping of Inventory.

    1.18  JUDICIAL OFFICER OR ASSIGNEE. The term "Judicial Officer or Assignee"
          ----------------------------
means any trustee, receiver, controller, custodian, assignee for the benefit of creditors or any other person or entity having powers or duties like or similar to the powers and duties of a trustee, receiver, controller, custodian or assignee for the benefit of creditors.

    1.19  NEGOTIABLE COLLATERAL. The term "Negotiable Collateral" shall have the
          ---------------------
meaning set forth in Section 5.1 of this Agreement.

    1.20  OBLIGATIONS. The term "Obligations" means any and all obligations,
          -----------
loans, advances, overdrafts, debts, liabilities (including, without limitation, any and all amounts charged to Borrower's account pursuant to any agreement authorizing Bank to charge Borrower's account), lease and other contractual obligations, guaranties, covenants, promises and duties owing by Borrower to Bank of any kind and description (whether advanced pursuant to or evidenced by this Agreement; by any note or other instrument; or by any other agreement between Bank and Borrower and whether or not for the payment of money), whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including, without limitation, any debt, liability or obligation owing from Borrower to others which Bank may have obtained by assignment, participation, operation of law, or otherwise, and further including, without limitation, all interest not paid when due and all Bank Expenses.

    1.21  OVER ADVANCE. The term "Over Advance" shall have the meaning set forth
          ------------
in Section 2.1 of this Agreement.

    1.22  OVERLINE. The term "Overline" shall have the meaning set forth in
          --------
section 3.1 of this Agreement.

    1.23  PRIME RATE. The term "Prime Rate" means the variable rate of interest,
          ----------
per annum, most recently announced by Bank at its headquarters office in San Francisco, California as its "prime rate", with the understanding the Bank's "prime rate" is only one of Bank's base rates and serves as a basis upon which effective rates of interest are calculated for loans making reference thereto and may not be the lowest of Bank's base rates.

    1.24  PROCEEDS. The term "Proceeds" means whatever is received upon the
          --------
sale, lease, exchange, collection or other disposition of Collateral or proceeds, including, without limitation, proceeds of insurance covering Collateral, tax refunds, and any and all Accounts, General Intangibles, Negotiable Collateral, Inventory, Equipment, money, deposit accounts, goods, or other tangible and intangible property of Borrower resulting from the sale or other disposition of the Collateral, and the proceeds thereof.

    1.25  RATE. The term "Rate" shall have the meaning set forth in Section 2.3
          ----
of this Agreement.

    1.26  TANGIBLE NET WORTH. The term "Tangible Net Worth" means net worth as
          ------------------
determined in accordance with generally accepted accounting principles consistently applied, increased by debt subordinated to Bank and decreased by the following: patents, licenses, goodwill, capitalized research and development costs, subscription lists, organization expenses and monies due from affiliates (including officers, directors, shareholders, parents, partners, joint venturers, subsidiaries and commonly held companies). For the purpose of this Agreement, the term "debt subordinated to Bank" shall mean any loans, debts, or other obligations ("Third Party Debts") owing by Borrower to any third parties (including, without limitation, any shareholders or affiliates of Borrower) and/or security interests ("Third Party Security Interests") in the assets of Borrower (including, without limitation, the Collateral) in favor of any third parties (including, without limitation, any shareholders or affiliates of Borrower), which has been subordinated to Borrower's Obligations to Bank under this Agreement and to Bank's security interest in the Collateral. Such subordination shall be on terms and conditions acceptable to Bank in its sole and absolute discretion. With respect to Third Party Debt, such subordination shall include (at a minimum) an agreement by the holder of the Third Party Debt to suspend payments by Borrower of any principal, interest or other amount under the Third Party Debt until this Agreement has been terminated and all of Borrower's Obligations to Bank have been paid off and satisfied. With respect to Third Party Security Interests, such subordination shall include (at a minimum) an agreement by the beneficiary of the Third Party Security Interest to (i) subordinate the priority of its lien to the lien in favor of Bank and (ii) refrain from exercising any rights or remedies with respect to the property encumbered and hypothecated by such Third Party Security Interest until all Obligations owing by Borrower to Bank have been paid, performed and satisfied.

    1.27  ACCOUNTING TERMS. All accounting terms and computations shall be based
          ----------------
upon generally accepted accounting principles consistently applied.


2. LOANS AND TERMS OF PAYMENT

    2.1   REVOLVING LOANS. UPON the request of Borrower, made at any time and
          ---------------
from time to time during the term hereof, and so long as no Event of Default has occurred, Bank shall lend to Borrower an amount equal to the Borrowing Base; provided, however, that in no event shall Bank be obligated to make advances to Borrower under this Section 2.1 whenever the Daily Balance, when added to the total of Borrower's Obligations in respect of all letters of credit outstanding under Section 3.1 of this Agreement, exceeds, at any time, either the Borrowing Base or the sum of Five Million Dollars ($5,000,000.00).

          All loans made pursuant to this Section 2.1 shall be added to and deemed part of the Credit when made. If, at any time and for any reason, the Daily Balance exceeds the amount of the loans and advances for which Borrower is eligible based upon the above limitations, or if the advances made pursuant to any rider to this Agreement exceed the percentage or dollar limitations contained in such rider (an "Over Advance"), then Borrower shall immediately pay to Bank, in cash, the amount of such Over Advance.

    2.2   NOTICE AND METHOD OF BORROWING. Bank is hereby authorized to make the
          ------------------------------
loans and the extensions of credit provided for in this Agreement based upon telephonic or other instructions received from anyone purporting to be an authorized representative of Borrower or, at the discretion of Bank, if said loans are necessary to satisfy any Obligation of Borrower to Bank. Bank shall have no duty to make inquiry or verify the authority of any such party and Borrower shall hold Bank harmless from any damages, claims, or liability by reason of Bank's honor of, or failure to honor, any such instructions. Bank reserves the right to withhold advancing any loan and/or issuing any letter of credit under this Agreement pending: (a) presentation by Borrower to Bank of a certificate of borrowing base, in form and content satisfactory to Bank, and the verification of the contents thereof by Bank; and (b) receipt of such additional information as Bank may, from time to time, request. Bank reserves the right to recompute the Eligible Accounts, and any other elements of the base upon which Borrower computes the loans and letters of credit to which Borrower is eligible, based upon such information and verification as Bank, in its discretion, deems relevant.

    2.3   REVOLVING LOANS INTEREST RATE. Except as hereinbelow provided, all
          -----------------------------
Credit shall bear interest, on the Daily Balance owing, at a per annum rate equal to the Prime Rate (the "Rate"). The Rate as of the date of this Agreement is eight and one-half percent (8.50%) per annum. In the event that the Prime Rate announced is, from time to time hereafter, changed, adjustment in the rate of interest payable by Borrower shall be made on the effective date of the change in the Prime Rate. The rate of interest, as adjusted, shall apply to all Credit until the Prime Rate is adjusted again. All interest chargeable under this Agreement on a per annum basis shall be computed on a basis on a 360-day year for actual days elapsed.

          Interest payable by Borrower under this Section 2.3 shall be due and payable on the fifth (5th) day of each calendar month during the term of this Agreement, and Bank may, at its option, elect to treat any due but unpaid interest and Bank Expenses as advances under the Credit, and all such advances shall bear interest on the daily balance thereof, at a per annum rate applicable to the Credit under the terms of this Agreement. The receipt of any check or other item of payment by Bank shall not be considered a payment until such check or other item of payment is honored when presented for payment, in which event, said check or other item of payment shall be deemed to have been paid to Bank in accordance with Bank's rules and regulations relating to credits to deposit accounts or, in Bank's discretion, two (2) calendar days after the date Bank actually receives possession of such check or other item of payment.

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

    2.4   OVER ADVANCE INTEREST RATE. Without affecting Borrower's obligations
          --------------------------
to repay immediately any Over Advance in accordance with Section 2. I hereof, all Over Advances shall bear additional interest on the amount thereof at the rate of two percent (2%) per month payable from the date incurred and for each month thereafter, until repaid in full.

    2.5   DEFAULT INTEREST RATE. Notwithstanding anything to the contrary
          ---------------------
contained in Article 2 of this Agreement, the Credit shall bear interest, from and after any Event of Default and without constituting a waiver of any such Event of Default, on the Daily Balance owing, at a per annum rate five (5) percentage points above the Rate.

    2.6   ACCOUNT STATED. Bank shall render monthly statements of the Credit
          --------------
owing by Borrower to Bank, including statements of all principal, interest and Bank Expenses owing, and such statement shall be conclusively presumed to be correct and accurate and constitute an account stated between Borrower and Bank unless, within thirty (30) days after receipt thereof by Borrower, Borrower shall deliver to Bank, by registered or certified mail, at Bank's place of business indicated above, written objection thereto specifying the error or errors, if any, contained in any such statement.

    2.7   FEES. Once every twelve (12) months during the term of this Agreement,
          ----
Borrower shall pay to Bank, on demand, an annual fee in an amount equal to twenty-five one-hundredths of one percent (0.25 %) of the maximum dollar limitation on the credit available to Borrower specified in the first paragraph of Section 2.1 above, which fee shall represent an unconditional and non-refundable payment to Bank in consideration of Bank's agreement to enter into this Agreement.

3. COMMERCIAL LETTER OF CREDIT FACILITY

    3.1   REVOLVING LETTERS OF CREDIT. Upon the request of Borrower, made at any
          ---------------------------
time and from time to time during the term hereof, and so long as no Event of Default has occurred, Bank, on a revolving basis, will, subject to the limitations set forth below, issue commercial letters of credit for Borrower's account to facilitate the importation of merchandise by Borrower for resale by Borrower and issue standby letters of credit for Borrower's account for purposes acceptable to Bank; provided, however, that in no event shall Bank be obligated to issue any letters of credit under this Section 3.1, whenever the total of Borrower's Obligations in respect of all letters of credit outstanding under this Section 3.1, when added to the Daily Balance, exceeds, at any time, either the Borrowing Base or the sum of Five Million Dollars ($5,000,000.00); provided further, however, that the total of Borrower's Obligations in respect to all letters of credit outstanding may not exceed at any one time Three Million Five Hundred Thousand Dollars ($3,500,000.00).

          If, at any time and for any reason, the total of Borrower's Obligations in respect to all letters of credit outstanding under this Section 3.1, when added to the Daily Balance, exceeds either the Borrowing Base or the sum of Five Million Dollars ($5,000,000.00) (an "Overline") or if, at any time and for any reason, the total of Borrower's Obligations in respect to all commercial and standby letters of credit outstanding hereunder exceeds Three Million Five Hundred Thousand Dollars ($3,500,000.00)(an "L/C Overline"), then Borrower shall immediately pay to Bank, in cash, the amount of such Overline and/or L/C Overline. Bank may, in its sole discretion, elect to treat an L/C Overline as an advance under the Credit. Notwithstanding the foregoing, Borrower shall be able to obtain standby and commercial letters of credit in excess of the Three Million Five Hundred Thousand Dollar ($3,500,000.00) sublimit set forth above if and only if Borrower delivers to Bank cash or some other collateral approved by Bank in its sole and absolute discretion in the amount of the requested letter of credit (the "L/C Overline Collateral"). Such L/C Overline Collateral shall constitute a part of the Collateral, shall be encumbered by the security interest granted in Section 5.1 of this Agreement, and shall secure all of Borrower's Obligations (and not just those under the L/C Overline). Borrower shall execute and deliver, or cause to be executed and delivered, to Bank, concurrent with Borrower's request for an L/C Overline, and at any time or times hereafter at the request of Bank, all financing statements, continuation financing statements, fixture filings, letters of authority and all other documents that Bank may reasonably request, in form satisfactory to Bank, to perfect and maintain perfected Bank's security interests in the L/C Overline Collateral and Bank shall have all rights in connection therewith as are specified elsewhere in this Agreement (including, without limitation, those under Section 5.2 of this Agreement).

    3.2   ADVANCES RE: LETTERS OF CREDIT. All amounts actually paid or advanced
          ------------------------------
by Bank to or for the benefit of Borrower under or in respect to letters of credit issued under Section 3.1 above shall, when made, constitute advances under the Credit and shall be payable and bear interest as provided in this Agreement, and shall otherwise be subject to all terms and conditions hereof,

    3.3   APPLICATION AND AGREEMENT RE: COMMERCIAL LETTERS OF CREDIT. Each
          ----------------------------------------------------------
commercial letter of credit issued under Section 3.1 above shall be issued pursuant to the terms and conditions hereof and of a Bank standard form Application For Commercial Letter of Credit and Agreement (Commercial Letter of Credit) executed by Borrower and shall:

          (a) Expire on or before one hundred eighty (180) days after the date such letter of credit is issued;

          (b) Require drafts payable at sight [or up to thirty (30) days after sight]; and

          (c) Be otherwise in form and substance and in favor of beneficiaries satisfactory to Bank.

          Borrower shall pay Bank issuance fees, negotiation fees and such other fees at the times and in the amounts Bank advises Borrower from time to time as being applicable to commercial letters of credit. In the event of any inconsistency between the terms of this Agreement and the terms of such Application For Commercial Letter of Credit and Agreement (Commercial Letter of Credit), the terms of such Application for Commercial Letter of Credit and Agreement (Commercial Letter of Credit) shall control.

    3.4   APPLICATION AND AGREEMENT RE: STANDBY LETTERS OF CREDIT. Each standby
          -------------------------------------------------------
letter of credit issued under Section 3.1 above shall be issued pursuant to the terms and conditions hereof and of a Bank standard form Application For Standby Letter of Credit and Agreement (Standby Letter of Credit) executed by Borrower and shall:

          (a) Expire on or before one hundred eighty (180) days after the date such standby letter of credit is issued; and

          (b) Be otherwise in form and substance and in favor of beneficiaries satisfactory to Bank.

          Borrower shall pay to Bank issuance fees and other fees at the times and in the amounts Bank advises Borrower from time to time as being applicable to standby letters of credit. In the event of any inconsistency between the terms of this Agreement and the terms of such Application For Standby Letter of Credit and Agreement (Standby Letter of Credit), the terms of such Application For Standby Letter of Credit and Agreement (Standby Letter of Credit) shall control.

    3.5   OBLIGATIONS RE: LETTERS OF CREDIT. All advances made, letters of
          ---------------------------------
credit issued and other financial accommodations extended by Bank to or for the account or benefit of Borrower under Article 3 of this Agreement shall be added to and deemed part of the Obligations when made, issued, created and/or extended.

4. TERM

    4.1   TERM AND TERMINATION. This Agreement shall commence on the date
          --------------------
hereof, shall (with respect to the revolving credit facility under Article 2 of this Agreement, the letter of credit Facility under Article 3 of this Agreement, and the F/X Subfacility under Article 14 of this Agreement) remain in full force and effect until August 5, 1990 and shall continue on a month-to-month basis thereafter until terminated by either party by thirty (30) days written notice. With respect to Equipment Purchase Line A. the term of this Agreement shall be set forth in Article 15. Notice of such termination shall be effectuated by the mailing of a registered or certified letter of notice. Notwithstanding the foregoing, upon the occurrence of an Event of Default, Bank may terminate its obligations under this Agreement without notice.

          On the date of termination, all Obligations owed by Borrower to Bank under that portion of the total facility hereunder with respect to which Borrower's rights have expired or terminated shall become immediately due and payable without notice or demand and shall be repaid to Bank in cash or by a wire transfer of immediately available funds. Notwithstanding termination, until all Obligations have been fully repaid and permitted, Bank shall retain its security interest in all existing Collateral and Collateral arising thereafter, and Borrower shall continue to perform all Obligations.

    4.2   TERMINATION OF SECURITY INTEREST. After termination and when Bank has
          --------------------------------
received payment and performance in full of all Obligations, and upon the execution by Borrower and delivery to Bank of a general release in favor of Bank, Bank shall execute a termination of all security agreements and security interests given by Borrower to Bank.


5.  CREATION OF SECURITY INTEREST

    5.1   GRANT OF SECURITY INTEREST. Borrower hereby grants to Bank a
          --------------------------
continuing security interest in the Collateral in order to secure prompt repayment and performance of all Obligations. Bank's security interest in the Collateral shall attach to the Collateral without further act on the part of Bank or Borrower. In the event that any Collateral is evidenced by or consists of a letter of credit, advice of credit, instrument, money, document, negotiable document, chattel paper or any similar property (collectively the "Negotiable Collateral"), Borrower shall, immediately upon receipt thereof, endorse and assign such Negotiable Collateral over to Bank, and deliver actual physical possession of the Negotiable Collateral to Bank.

    5.2   SECURITY DOCUMENTS; ATTORNEY-IN-FACT. Borrower shall execute and
          -----------------------------------
deliver, or cause to be executed and delivered, to Bank, concurrent with Borrower's execution of this Agreement, and at any time or times hereafter at the request of Bank, all financing statements, continuation financing statements, fixture filings, landlord waivers, security agreements, chattel mortgages, assignments, deeds of trust, assignments of leases, endorsements of certificates of title, affidavits, reports, notices, schedules of Accounts, schedules of Inventory, and letters of authority and all other documents that Bank may reasonably request, in form satisfactory to Bank, to perfect and maintain perfected Bank's security interests in the Collateral and in order to fully consummate all of the transactions contemplated trader this Agreement. Borrower hereby irrevocably makes, constitutes and appoints Bank (and any of Bank's officers, employees or agents designated by Bank to act on Bank's behalf) as Borrower's true and lawful attorney with power to sign the name of Borrower on any of the above-described documents or on any other similar documents which need to be executed, recorded, and/or filed in order to perfect or continue perfected Bank's security interest in the Collateral. In addition, following the occurrence of an Event of Default, Borrower hereby appoints Bank (and any of Bank's officers, employees, or agents designated by Bank) as Borrower's attorney, with power: to endorse Borrower's name on any checks, notes, acceptances, money orders, drafts or other forms of payment or security that may come into Bank's possession; to sign Borrower's name on any invoice or bill of lading relating to any Accounts, on drafts against account debtors, on schedules and assignments of Accounts, on verifications of accounts, and on notices to account debtors; to establish a lock box arrangement and/or to notify the post office authorities to change the address for delivery of Borrower's mail to an address designated by Bank, to receive and open all mail addressed to Borrower, and to retain all mail relating to the Collateral and forward all other mail to Borrower; to send, whether in writing or by telephone, requests for verification of Accounts; and to do all things necessary to carry out this Agreement. Borrower ratifies and approves all acts of the attorney, and neither Bank nor its attorney will be liable for any acts or omissions or for any error of judgment or mistake of fact or law made in good faith. The appointment of Bank as Borrower's attorney, and each and every one of Bank's rights and powers, being coupled with an interest, are irrevocable so long as any Obligations remain unpaid or unperformed.

          To protect or perfect any security interest granted to Bank hereunder, Bank may, in its sole discretion, discharge any lien or encumbrance or bond the same, pay any insurance, fees or charges, maintain guards, warehousemen or any personnel to protect the Collateral, pay any service bureau or obtain any records, and all costs for the same shall be Bank Expenses.

6.  CONDITIONS PRECEDENT

          As conditions precedent to the making of the loans and the extension of the financial accommodations hereunder, Borrower shall execute and deliver or cause to be executed and delivered, to Bank, in form and substance satisfactory to Bank and its counsel, each of the following:



    6.1   AGREEMENT. This Agreement, together with supplemental security
          ---------
agreements, chattel mortgages, riders and other documents required by Bank;

    6.2   FINANCING STATEMENT. Financing statements (Form UCC-1) in form
          -------------------
acceptable for filing and recording with the appropriate governmental authorities;

    6.3   RESOLUTIONS. If Borrower is a corporation, certified extracts from the
          -----------
minutes of the meetings of Borrower's board of directors, authorizing the borrowings and the granting of the security interests provided for herein and authorizing specific officers to execute and deliver the agreements provided for herein;

    6.4   CERTIFICATES. If Borrower is a corporation, a certificate of good
          ------------
standing showing that Borrower is in good standing under the laws of the state of its incorporation, and certificates indicating that Borrower has qualified to transact business and is in good standing in any other state in which Borrower conducts business;

    6.5   PARTNERSHIP AGREEMENT. if Borrower is a partnership, then a copy of
          ---------------------
Borrower's partnership agreement certified by each general partner of Borrower;

    6.6   SEARCH RESULTS. UCC, tax lien, litigation, judgment and other
          --------------
searches, title reports, fictitious business name statement filings, insurance certificates, notices or other similar documents which Bank may require and in such form as Bank may require, in order to reflect Bank's first priority security interest in the Collateral and in order to fully consummate all of the transactions contemplated under this Agreement;

    6.7   WAIVERS. Waivers executed by landlords and mortgagees of any real
          -------
property on which the Collateral is located;

    6.8   OFFICERS' WARRANTIES AND REPRESENTATIONS. An executed form warranties
          ----------------------------------------
and representations of officers; and

    6.9   INSURANCE. Evidence satisfactory to Bank that Borrower has obtained
          ---------
insurance policies or binders, in such amounts as may be acceptable to Bank, respecting the tangible assets of Borrower which are to serve as Collateral and naming Bank as a loss payee on a 438-BFU endorsement and/or additional insured (at Bank's discretion). At Bank's option Borrower shall also provide evidence of sufficient insurance coverage respecting worker's compensation liability, products liability claims and other liability claims and naming Bank as an additional insured in connection therewith

    6.10  AUDITOR'S CERTIFICATION. A letter, certification or other written
          -----------------------
approval from any independent certified public accountant or other independent third party auditor authorizing Bank to rely on (and acknowledging Bank's actual reliance upon) all audits, income statements, balance sheets, profit and loss statements and other financial statements and reports prepared by such accountant or auditor and in Bank's possession.

    6.11  SECURED LENDING AUDIT. If requested by Bank, an audit, inspection or
          ---------------------
other report prepared by auditors or consultants acceptable to Bank confirming
(i) the location, quantity, quality, and value of all equipment and inventory,
(ii) the accuracy, authenticity, amount, aging, payment history, obligors, and status of all Accounts, and (iii) such other attributes, locations, quantities, qualities, and values of the Collateral as Bank deems necessary or appropriate.

7.  MANAGEMENT AND STATUS OF COLLATERAL


    7.1   MANAGEMENT OF ACCOUNTS.
          ----------------------

          (a) ASSIGNMENTS OF ACCOUNTS. From time to time, and at Bank's request,
              -----------------------
Borrower shall provide Bank with schedules describing all Accounts created or acquired by Borrower and shall execute and deliver written assignments of such Accounts to Bank, whether or not Bank makes advances against such Accounts; provided, however, that Borrower's failure to execute and deliver such schedules and/or assignments shall not impair or limit Bank's security interest and other rights in and to the Accounts. At Bank's request, Borrower shall furnish Bank with copies of Borrower's sales journals or invoices, and, if requested by Bank, copies of customers' purchase orders, or the equivalent, delivery receipts, shipping instructions, bills of lading and other evidence of shipping arrangements, and Borrower warrants the genuineness thereof. Absent a request, Borrower shall maintain all such documents as custodian for Bank.

          (b) COLLECTION OF ACCOUNTS. At any time (with or without the
              ----------------------
occurrence or an Event of Default), Bank or Bank's designee may notify customers or account debtors of Borrower that the Accounts have been assigned to Bank and that Bank has a security interest therein. Following the occurrence of an Event of Default, Bank (or its designee) may also notify all account debtors to pay their Accounts directly to Bank, may take whatever other steps Bank deems necessary to collect the Accounts directly, may exercise any other remedies provided or authorized by this Agreement, and may charge the collection costs and expenses to Borrower as part of the Obligations. Unless and until an Event of Default occurs hereunder, Borrower may collect all Accounts directly. Any Accounts directly collected by Borrower shall be received in trust by Borrower as Bank's trustee and, immediately upon the occurrence of any Event of Default, Borrower shall deliver said payments to Bank in their original form as received from the account debtor and, if any sale of Collateral is made for cash, Borrower shall concurrently deliver such cash to Bank. Bank shall be entitled, in its discretion, to apply all payments and collections to the Obligations.

          (c) WARRANTIES AND DISPUTES RE: ACCOUNTS. If any warranty, promise or
              ------------------------------------
covenant is breached as to any account, or if any part of the amount of the accounts owing by an account debtor shall be other than Eligible Accounts, then Bank may deem ineligible any or all accounts owing by that account debtor, and reduce the amount of Eligible Accounts by the amount thereof. Bank shall retain its security interest in all Accounts, whether they are Eligible Accounts or not. until all Obligations have been fully repaid and performed.

          (d) RETURNS AND ALLOWANCES. Returns and allowances, if any, as between
              ----------------------
Borrower and Borrower's customers, will be on the same basis and in accordance with the usual customary practices of Borrower, as they exist at this time. Immediately upon written request by Bank, and continuing thereafter until such time as Bank may indicate,

(a) any goods which are returned by an account debtor, or any account debtor which Bank may indicate, or which is otherwise recovered by Borrower from such account debtor shall be set aside and marked with Bank's name, and Bank shall retain a security interest therein, (b) Borrower shall promptly notify Bank of all prior returns and recoveries by such account debtor to the extent indicated by Bank, and all such returns and recoveries thereafter, (c) Borrower shall promptly deliver any such returned or recovered goods to Bank to the extent Bank shall indicate, and (d) Borrower shall promptly notify Bank of any dispute or claim which is then pending and shall not settle or adjust any such dispute or claim without Bank's prior written approval. After an Event of Default, no discount, credit or allowance shall be granted by Borrower to any account debtor and no return of merchandise shall be accepted by Borrower without Bank's written consent. Bank may, after an Event of Default, settle or adjust disputes and claims directly with account debtors for amounts and upon terms which Bank considers advisable and, in such cases, Bank will credit Borrower's account with only the net amounts received by Bank in payment of such disputed Accounts after deducting all Bank Expenses incurred or expended in connection therewith.

    7.2   MANAGEMENT OF EQUIPMENT.
          -----------------------

          (a) EQUIPMENT RECORDS. Borrower shall maintain a comprehensive and up-
              -----------------
to-date list of all Equipment, showing the date of purchase, any identifying descriptions and numbers, and records of maintenance. Borrower shall deliver a copy of such list to Bank upon execution of this Agreement, and at such time or times thereafter as Bank may request.

          (b) CONDITION OF EQUIPMENT. Borrower shall keep and maintain the
              ----------------------
Equipment in good operating condition and repair and make all necessary replacements thereto so that the value and operating efficiency thereof shall at all times be maintained and preserved. Borrower shall not permit any items of Equipment to become a fixture to real estate or an accession to other property, and the Equipment is now and shall at all times remain and be personal property.

          (c) CERTIFICATE OF TITLE. Upon Bank's request, Borrower shall
              --------------------
immediately deliver to Bank, properly endorsed, any and all evidences of ownership, certificates of title or applications for titles to any or all items of Equipment.

          (d) INSPECTION OF EQUIPMENT. Bank shall have the right, now and at all
              -----------------------
times hereafter, during Borrower's usual business hours, or at the regular business hours of any third party in possession of Equipment, to inspect and examine the Equipment and to check and test the same as to quality, quantity, value and condition, and Borrower agrees to reimburse Bank for its reasonable costs and expenses in so doing; provided, however, that prior to the occurrence of an Event of Default Borrower shall be obligated to reimburse for more than one (1) such inspection and examination during any twelve (12) month period.

    7.3   MANAGEMENT OF INVENTORY.
          -----------------------

          (a) INVENTORY RECORDS. Borrower does now keep and hereafter at all
              -----------------
times shall keep correct and accurate records itemizing and describing the kind, type, quality and quantity of the Inventory, Borrower's cost therefor and selling price thereof, and the daily withdrawals therefrom and additions thereto, all of which records shall be available upon demand to any of Bank's officers, agents and employees for inspection and copying.

          (b) INVENTORY DESIGNATIONS. Borrower, immediately upon demand by Bank
              ----------------------
therefor, shall now and from time to time hereafter, at such intervals as are requested by Bank, deliver to Bank designations of Inventory specifying Borrower's cost of Inventory, the wholesale market value thereof and such other matters and information relating to the Inventory as Bank may request.

          (c) STORAGE OF INVENTORY. Inventory is not now and shall not at any
              ----------------
time or times hereafter be located or stored with a bailee, warehouseman or other third party without Bank's prior written consent, and, in such event, Borrower will concurrently therewith cause any such bailee, warehouseman or other third party to issue and deliver to Bank, in a form acceptable to Bank, warehouse receipts in Bank's name evidencing the storage of Inventory or other evidence of Bank's prior rights in the Inventory. In any event, Borrower shall instruct any third party to hold all such Inventory for Bank's account subject to Bank's security interest and its instructions.

          (d) DELIVERY OF INVENTORY TO BANK. Upon the occurrence of an event of
              -----------------------------
default, Borrower will, at Bank's request and at Borrower's expense, pledge, assemble and deliver such Inventory to Bank or to a third party as Bank's bailee; or hold the same in trust for Bank's account; or store the same in a warehouse in Bank's name; or deliver to Bank documents of title representing said Inventory or evidencing Bank's security interest in some other manner acceptable to Bank.

          (e) INVENTORY INSPECTION. Bank shall have the right, at all times,
              --------------------
during Borrower's normal business hours, or at the regular business hours of any third party having custody of or control over Inventory, to inspect and examine the Inventory and to check and test the same as to quality, quantity, value and condition, and Borrower agrees to reimburse Bank for its reasonable costs and expenses in so doing; provided, however, that prior to the occurrence of an Event of Default Borrower shall be obligated to reimburse for more than one (1) such inspection and examination during any twelve (12) month period.

          (f) SALES IN ORDINARY COURSE. Until the occurrence of an Event of
              ------------------------
Default, Borrower may, subject to the provisions hereof and consistent herewith, sell the Inventory, but only in the ordinary course of Borrower's business and for full and fair consideration. A sale of Inventory in Borrower's ordinary course of business does not include an exchange or a transfer in partial or total satisfaction of a debt owing by Borrower. After an Event of Default, Borrower shall not sell any Inventory without Bank's written consent.

    7.4   BORROWER'S BOOKS. Bank shall have the right, at all times and at least
          ----------------
annually, during Borrower's normal business hours, or at the regular business hours of any third party having custody of or control over Borrower's Books, to inspect, review, examine, and audit Borrower's Books and to make summaries and photocopies thereof. Borrower agrees to reimburse Bank for its reasonable costs and expenses in performing such inspection, review, examination, audit and photocopying.

8.  WARRANTIES AND REPRESENTATIONS

          In order to induce Bank to enter into this Agreement and to make the loans and/or issue the letters of credit contemplated hereby, Borrower warrants, represents and agrees that, until all Obligations are fully paid and performed:

    8.1   TITLE TO PROPERTIES. Borrower has and at all times will have good,
          -------------------
marketable and indefeasible title to the Collateral; the Collateral is and at all times shall remain free and clear of all liens, claims, encumbrances, and purchase money or other security interests (except as held by Bank or as may be consented to, in writing, by Bank), and the Collateral is and shall, at all times, remain of good and of merchantable quality, free from defects.

    8.2   VALIDITY OF ACCOUNTS. The accounts are and will, at all times
          --------------------
pertinent hereto, be bona fide existing obligations created by the sale or lease of goods or the rendition of services to account debtors in the ordinary course of Borrower's business, and are and will be unconditionally owed to Borrower without rights of return or cancellation. At the time each account is generated and/or assigned to Bank: (a) all accounts will be due and payable in accordance with the terms set forth in Section 1.12 of this Agreement, or on such other terms approved in writing by Bank in advance of the creation of accounts, and such terms shall be expressly set forth on the face of all invoices; (b) all property giving rise to accounts shall have been delivered to the account debtor or to the agent of the account debtor for immediate shipment to and unconditional acceptance by the account debtor; (c) no account will be past due;
(d) all accounts shall be unconditionally owed to Borrower without defense, offset or counterclaim dispute; and (e) Borrower shall have received no notice of actual or imminent Insolvency Proceeding of any account debtor.

    8.3   PLACE OF BUSINESS. Borrower's sole place of business or chief
          -----------------
executive office or residence is located at the address set forth in Section 1.5 hereinabove, and Borrower covenants and agrees that Borrower will not, during the term of this Agreement, without prior written notification to Bank, relocate said sole place of business or chief executive office or residence.

    8.4   LEGAL STATUS. Borrower, if incorporated, is and shall at all times
          ------------
hereafter be duly organized and existing and in good standing under the laws of the state of its incorporation, and qualified or licensed to do business, and in good standing as a foreign corporation, if applicable, in all jurisdictions in which such qualification or licensing is required.

    8.5   AUTHORIZATION AND VALIDITY. This Agreement and each other document,
          --------------------------
contract and instrument required by or at any time delivered to Bank in connection with this Agreement have been duly authorized, and upon their execution and delivery in accordance with the provisions hereof will constitute legal, valid and binding agreements and obligations of Borrower or the party which executes the same, enforceable in accordance with their respective terms.

    8.6   NO VIOLATION. The execution, delivery and performance by Borrower of
          -----------
this Agreement shall not: (a) violate any laws or regulation, (b) constitute a breach of any provision contained in the Articles of Incorporation, Bylaws or other organization papers of Borrower, or (c) constitute an event of default under any agreement to which Borrower is now or hereafter becomes a party or by which Borrower may be bound.

    8.7   PAYMENT OF TAXES. All assessments and taxes, whether real, personal or
          ----------------
otherwise, due or payable by, or imposed, levied or assessed against Borrower, or any of Borrower's property, have been paid in full before delinquency.

    8.8   NO LITIGATION. There are not presently, nor will there be at any time
          -------------
during the term of this Agreement, any actions or proceedings pending by or against Borrower, any guarantor of the Obligations (or any portion thereof) or any general partner of Borrower before any court or administrative agency, and Borrower has no knowledge of any pending, threatened or imminent litigation, governmental investigations or claims, complaints, actions or prosecutions involving Borrower, any such guarantor or general partner, except for ongoing collection matters and except as heretofore disclosed in writing to Bank. If any of the foregoing do arise during the term of this Agreement, Borrower shall immediately notify Bank in writing.

    8.9   FINANCIAL STATEMENTS AND CONDITION. All financial statements and
          ----------------------------------
information relating to Borrower which have been or may hereafter be delivered by Borrower to Bank are true and correct and have been prepared in accordance with generally accepted accounting principles consistently applied, and there has been no material adverse change in the financial condition of Borrower since the submission of such financial information to Bank.

    8.10  PERMITS, FRANCHISES. Borrower possesses, and will hereafter possess,
          -------------------
all permits, memberships, franchises, contracts and licenses required and all trademark rights, trade names, trade name rights, patents, patent rights and fictitious name rights necessary to enable Borrower to conduct the business in which Borrower is now engaged without conflict with the rights of others.

    8.11  ERISA WARRANTY. Borrower has not withdrawn from (and no termination,
          --------------
partial termination or other event has occurred with respect to) any deferred compensation plan maintained for the benefit of Borrower's employees, and has not withdrawn from any multi-employer plan described in Section 4001(a)(3) of ERISA (as defined in Section 8.9 of this Agreement).

    8.12  ENVIRONMENTAL MATTERS. Borrower is now and at all times hereafter
          ---------------------
shall remain in compliance with all federal, state and municipal laws, regulations and ordinances relating to the handling, treatment and disposal of toxic substances, wastes and hazardous material and shall maintain all necessary authorizations and permits. None of the operations of Borrower is now nor shall hereafter be the subject of any federal, state or municipal investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment.

    8.13  SOLVENCY. Borrower is now and shall be at all times hereafter solvent
          --------
and able to pay Borrower's debts (including trade debts) as they mature.

    8.14  LIEN PRIORITY. The liens and security interests of Bank in the
          -------------
Collateral are and shall remain first priority, except as expressly agreed to, in writing, by Bank.

    8.15  WARRANTIES AND REPRESENTATIONS CUMULATIVE. Each warranty,
          -----------------------------------------
representation and agreement contained in this Agreement shall be automatically deemed repeated with each loan and/or advance and shall be true, accurate and correct at each such time and shall be conclusively presumed to have been relied on by Bank regardless of any investigation made or information possessed by Bank. The warranties, representations and agreements set forth herein shall be cumulative and in addition to any and all other warranties, representations and agreements which Borrower shall give, or cause to be given, to Bank, either now or hereafter.

9.  NEGATIVE COVENANTS

          Borrower will not, without Bank's prior written consent, during the term hereof and so long as any Obligation remains unpaid or unperformed:

    9.1   CHANCE IN IDENTITY. Change Borrower's name, business structure, or
          ------------------
identity, or add any new fictitious name, or relocate Borrower's sole place of business or chief executive office or residence.

    9.2   ACQUISITION AND MERGER. Acquire, merge or consolidate with or into any
          ----------------------
other business organization or enter into any partnership, joint venture or other combination.

    9.3   ORDINARY COURSE OF BUSINESS. Enter into any transaction not in the
          ---------------------------
usual course of Borrower's business.

    9.4   CHANGE IN FINANCIAL STRUCTURE. Make any change in Borrower's financial
          -----------------------------
structure or in any of Borrower's business objectives, purposes, or operations.

    9.5   SUSPENSION OF BUSINESS. Suspend or go out of business.
          ----------------------

    9.6   DIVIDENDS AND DISTRIBUTIONS. If Borrower is a corporation, make any
          ---------------------------
distribution or declare or pay any dividends (in cash or stock) on, or purchase, acquire, redeem or retire any of its capital stock, of any class, whether now or hereafter outstanding; provided, however, that notwithstanding the prohibition in this section 9.6, Borrower may repurchase, reacquire and/or redeem outstanding capital stock of its former employees in an amount not exceeding Two Hundred Fifty Thousand Dollars ($250,000.00) per fiscal year.

    9.7   LIENS AND ENCUMBRANCES. Grant a security interest in or permit a lien,
          ----------------------
claim or encumbrance upon all or any portion of Borrower's assets or the Collateral, except in favor of Bank and except for purchase money liens.

    9.8   INVESTMENT IN SECURITIES. Make any investment in securities, other
          ------------------------
than the securities of the United States of America.

    9.9   ERISA/COVENANT. Withdraw from participation in, or permit the
          --------------
termination or partial termination of, or permit the occurrence of any other event with respect to any deferred compensation plan maintained for the benefit of Borrower's employees under circumstance that could result in liability to the Pension Benefit Guaranty Corporation, or any of its successors or assigns, or to any entity which provides funds for such delivered compensation plan, or withdraw from any multi-employer plan described in Section 4001(a)(3) of the Employee Retirement Income Security Act ("ERISA") of 1974, as amended, which may cover Borrower's employees.

    9.10  RELOCATION AND SALE OF ASSETS. Other than in the ordinary course of
          -----------------------------
Borrower's business, sell, lease, or otherwise dispose of, move, relocate, or transfer, whether by sale or otherwise, any of Borrower's assets or the Collateral.

    9.11  GUARANTEES. Guaranty or otherwise become in any way liable with
          ----------
respect to the obligations of any third party, except by endorsement of instruments or items of payment for deposit to the general account of Borrower or which are transmitted or turned over to Bank.

    9.12  INDEBTEDNESS. Incur any debts outside the ordinary course of
          ------------
Borrower's business, except for renewals or extensions of existing debts and except for debts secured solely by purchase-money liens on the asset so acquired by such indebtedness.

    9.13  LOANS. Make any advance or loan to any person or entity.
          -----

10. AFFIRMATIVE COVENANTS


          Borrower hereby covenants and agrees that during the term hereof and until all Obligations are fully paid and performed:

    10.1  LOCATION OF EQUIPMENT/INVENTORY. Borrower shall keep the Equipment and
          -------------------------------
Inventory only at the address recited in Section 1.5 of this Agreement or at such other locations as may be approved by Bank in writing. If requested by Bank, Borrower shall provide Bank with the name and mailing address of the landlord for each location described above or where any of the Equipment or Inventory may (from time to time) be kept and/or the mortgagee, beneficiary, or lender of any mortgage, deed of trust or other lien encumbering each such location.

    10.2  VALUE OF COLLATERAL. Bank shall not in any way or manner be liable or
          ----------------
responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral or occurring or arising in any manner or fashion from any cause; (c) any diminution in the value of the Collateral or (d) any act or default by any carrier, warehouseman, bailee, forwarding agency or any other person or entity whomsoever. All risk of loss, damage, destruction or loss of value of the Collateral shall be borne by Borrower, whether or not Borrower shall be in possession or control of the Collateral.

    10.3  NOTICE OF LITIGATION, ENVIRONMENTAL INVESTIGATIONS. Promptly after the
          --------------------------------------------------
commencement thereof, Borrower shall notify Bank in writing of: (a) any litigation pending or threatened against Borrower, any guarantor of the Obligations (or any portion thereof) or any general partner of Borrower, and (b) any federal, state or municipal investigation evaluating whether any remedial action is needed by Borrower to respond to a release of any toxic or hazardous waste or substance into the environment.

    10.4  TAXES. Borrower shall make due and timely payment or deposit of all
          -----
federal, state and local taxes, assessments or contributions required of Borrower by law, and will execute and deliver to Bank, on demand, appropriate certificates attesting to the payment or deposit thereof. Borrower will make timely payment or deposit of all F.I.C.A. payments and withholding taxes required of Borrower by applicable laws, and will, upon request, furnish Bank with proof satisfactory to Bank that Borrower has made such payments or deposits. If Borrower fails to pay any such assessment, tax, contribution, or make such deposit, or furnish the required proof, Bank may, in Bank's sole and absolute discretion and without notice to Borrower: (a) make payment of the same or any part thereof, or (b) set up such reserves against the Credit, or otherwise reduce the loans and advances for which Borrower is eligible under this Agreement, as Bank deems necessary to satisfy the liability therefor, or both. Bank may conclusively rely on the usual statements of the amount owing or other official statements issued by the appropriate governmental agency. Each amount paid or deposited by Bank shall constitute Bank Expenses and an advance to Borrower. Nothing herein contained shall preclude Borrower from contesting, diligently, in good faith, and by appropriate proceedings, the imposition or any assessments and taxes and to withhold payment of such contested amounts pending the resolution of such proceedings.

    10.5  COMPLIANCE. Borrower shall maintain all licenses, permits,
          ----------
governmental approvals, rights, privileges and franchises necessary for the conduct of Borrower's business; conduct Borrower's business in an orderly and regular manner; and comply with the provisions of all documents pursuant to which Borrower is organized and/or which govern Borrower's continued existence and with the requirements of all laws, rules, regulations and orders of any governmental authority applicable to Borrower or Borrower's business.

    10.6  INSURANCE.
          ---------

          (a) ACQUISITION AND MAINTENANCE. Borrower, at Borrower's expense,
              ---------------------------
shall keep and maintain the Collateral insured against loss or damage by fire, theft, explosion, sprinklers and all other hazards and risks ordinarily insured against by other owners who use such properties in similar businesses for the full insurable value thereof. Borrower shall also keep and maintain business interruption insurance and public liability and property damage insurance relating to Borrower's ownership and use of the Collateral. All such policies of insurance shall be in such form, with such companies, and in such amounts and with such deductibles as may be satisfactory to Bank. Borrower shall deliver to Bank certified copies of such policies of insurance and evidence of the payments of all premiums therefor.

          (b) LOSS PAYEE ENDORSEMENT AND ADDITIONAL INSURED. All such policies
              ---------------------------------------------
of insurance (except those of public liability) shall contain an endorsement in a form satisfactory to Bank showing Bank as a loss payee thereof, with a waiver of warranties (Form 438-BFU), and all proceeds payable thereunder shall be payable to Bank and, upon receipt by Bank, shall be applied on account of the Obligations, in Bank's discretion. To further secure the payment and full performance of the Obligations, Borrower grants Bank a security interest in and to all such policies of insurance (except those of public liability) and the proceeds thereof, and Borrower shall direct all insurers under such policies of insurance to pay all proceeds thereof directly to Bank. All public liability and property damage policies of insurance shall name Bank as an additional insured thereunder.

          (c) SETTLEMENT OF CLAIMS. Prior to the occurrence of an Event of
              --------------------
Default, Borrower shall have the right to make, settle and adjust any and all claims under such policies of insurance; provided, however, that Borrower shall not legally conclude the settlement or adjustment of any claim which in amount exceeds five percent (5%) of Borrower's total assets without Bank's prior written consent. Following the occurrence of an Event of Default, Bank (and any of its employees, officers or designated agents) is and shall be irrevocably appointed as Borrower's lawful attorney-in-fact with full power to make, settle and adjust all claims under such policies of insurance, to endorse the name of Borrower on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance, and to make all determinations and decisions with respect to such policies of insurance.

          (d) NOTICE AND CANCELLATION. Borrower will not cancel any of such
              -----------------------
policies without Bank's prior written consent. Each such insurer shall agree by endorsement upon the policy or Policies of insurance issued by it to Borrower as required above, or by independent instruments furnished to Bank, that it will give Bank at least ten (10) days written notice before any such Policy or policies of insurance shall be altered or canceled, and that no act or default of Borrower, or any other person, shall affect the right of Bank to recover under such policy or policies of insurance required above or to pay any premium in whole or in part relating thereto. Bank, without waiving or releasing any Obligations or Event of Default, may, but shall have no obligation to do so, obtain and maintain such policies and pay such premiums and take any other action with respect to such policies which Bank deems advisable. All sums so disbursed by Bank, as well as reasonable attorney's fees, court costs, expenses and other charges relating thereto, shall constitute Bank Expenses, when disbursed, and shall be payable on demand.

    10.7  BANK ACCOUNTS. Except for permitted investments, Borrower shall keep
          -------------
all of Borrower's principal bank accounts with Bank and shall open no bank account, deposit account or other account into which money can be deposited without the written consent of Bank.

    10.8  ERISA/COVENANT. Borrower shall furnish to Bank: (a) as soon as
          --------------
possible, but in no event later than thirty (30) days after Borrower knows or has reason to know that any reportable event with respect to any deferred compensation plan has occurred, a statement of the chief financial officer of Borrower setting forth the details concerning such reportable event and the action which Borrower proposes to take with respect thereto, together with a copy of the notice of such reportable event given to the Pension Benefit Guaranty Corporation, if a copy of such notice is available to Borrower; (b) promptly after the filing thereof with the United States Secretary of Labor or the Pension Benefit Guaranty Corporation, copies of each annual report with respect to each deferred compensation plan; (c) promptly after receipt thereof, a copy of any notice Borrower may receive from the Pension Benefit Guaranty Corporation or the Internal Revenue Service with respect to any deferred compensation plan; provided, however, this subsection shall not apply to notice of general application issued by the Pension Benefit Guaranty Corporation or the Internal Revenue Service; and (d) when the same is made available to participants in the deferred compensation plan, all notices and other forms of information from time to time disseminated to the participants by the administrator of the deferred compensation plan.

    10.9  REIMBURSEMENTS. Borrower shall immediately and without demand
          --------------
reimburse Bank for all sums expended by Bank which constitute Bank Expenses and Borrower hereby authorizes and approves all advances and payments by Bank for items constituting Bank Expenses.

    10.10 ACCOUNTING METHODS. Borrower shall maintain a standard and modern
          ------------------
system of accounting in accordance with generally accepted accounting principles consistently applied with ledger and account cards and/or computer tapes, discs, printouts, and records pertaining to the collateral which contain information as may from time to time be requested by Bank. Borrower shall permit Bank and any of Bank's employees, officers or agents, upon demand, during Borrower's usual business hours, or the usual business hours of third persons having control thereof, to have access to and examine all of Borrower's Books relating to the Collateral, the Obligations, Borrower's financial condition, and the results of Borrower's operations, and, in connection therewith, permit Bank or any of Bank's agents, employees or officers to copy and make extracts therefrom, and to inspect the properties of Borrower.

    10.11 FINANCIAL STATEMENTS. Borrower agrees to deliver to Bank the following
          --------------------
reports, statements, certificates, or other materials, which materials will be in a form acceptable to Bank and will be delivered within the time periods specified in this section 10.11:

          (a) within thirty (30) days after the end of each calendar month, a consolidating and consolidated balance sheet, a profit and loss statement, an aging of all Accounts, and a certificate setting forth the amount of the Borrowing Base, each of which shall be in a form and content acceptable to Bank, prepared by Borrower, certified by an officer or other authorized employee of Borrower, or to be full, true, complete and accurate and further certified by such officer or other authorized employee that there exists on the date of delivery to Bank no condition or event which constitutes a breach of or Event of Default under this Agreement, and covering Borrower's operations during such period;

          (b) within twenty (20) days after the end of each of Borrower's fiscal quarters, an aging of all accounts payable, which shall be in a form and content acceptable to Bank, prepared by Borrower, certified by an officer or other authorized employee of Borrower to be full, true, complete and accurate and further certified by such officer or other authorized employee that there exists on the date of delivery to Bank no condition or event which constitutes a breach of or Event of Default under this Agreement, and covering Borrower's operations during such period;

          (c) within ninety (90) days after the end of each of Borrower's fiscal years, a consolidating and consolidated statement of the financial condition of Borrower for each such fiscal year, including (but not limited to) a long-form balance sheet and profit and loss statement, prepared or audited by certified public accountants acceptable to Bank, together with an unqualified opinion thereon by said accountants, accompanied by a certificate signed by an officer or other authorized employee of Borrower to be full, true, complete and accurate and further certified by such officer or other authorized employee that there exists on the date of delivery to Bank no condition or event which constitutes a breach of or Event of Default under this Agreement, and covering Borrower's operations during such period; and

          (d) from time to time and on request from Bank, and any other report requested by Bank relating to the Collateral and the financial condition of Borrower, accompanied by a certificate signed by an officer or other authorized employee of Borrower to the effect that all reports, statements, computer disc or tape files, printouts, runs, or other computer prepared information of any kind or nature relating to the foregoing, or documents delivered or caused to be delivered to Bank under this Section 10.11 are full, true, complete, correct, and thoroughly present the financial condition of Borrower and that there exists on the date of delivery to Bank no condition or event which constitutes a breach of or Event of Default under this Agreement.

          Each of the foregoing shall be Borrower shall comply with any request and shall treat any written request as a continuing obligation until expressly modified or terminated in writing.

    10.12 NOTIFICATIONS. Borrower shall promptly supply and cause any guarantor
          -------------
of the Obligations (or any portion thereof) and/or any general partner of Borrower to supply Bank with such other information, including tax returns, concerning Borrower's, any such guarantor's and/or general partner's affairs as Bank may request from time to time hereafter. Borrower shall promptly notify Bank of any material adverse change in Borrower's financial condition and of any condition or event which constitutes a breach of or Event of Default under this Agreement.

    10.13 FINANCIAL COVENANTS. At all times during the term of this Agreement,
          -------------------
Borrower shall:

          (a) Maintain working capital in an amount not less than Twelve Million Dollars ($12,000,000.00);

          (b) Maintain a ratio of (i) the sum of cash, cash equivalents, and accounts receivable to (ii) current liabilities of one (1.0) to one (1.0) or greater;

          (c) Maintain a ratio of total debt (less debt subordinated to Bank) to Tangible Net Worth of not greater than one and one-quarter (1.25) to one (1.00);

          (d) Maintain a Tangible Net Worth in an amount not less than Twenty Million Dollars ($20,000,000.00);

          (e) Maintain profitable operations on a quarterly basis;

          (f) Maintain a ratio of net after-tax profit plus depreciation and amortization, quarterly and on a rolling four quarter basis, to current maturities of long term liabilities and capitalized leases of not less than two (2.0) to one (1.0);

All monies due from affiliates (including officers, directors, shareholders, parents, partners, joint venturers, subsidiaries and commonly held companies) shall be excluded from Borrower's assets for all purposes hereunder.

11. EVENTS OF DEFAULT


          The occurrence of any one or more of the following events shall constitute an Event of Default under this Agreement:

    11.1  FAILURE TO MAKE PAYMENT. If Borrower fails to pay when due and
          -----------------------
payable, or when declared due and payable, all or any portion of the Obligations.

    11.2  BREACH. If Borrower fails or neglects to perform, keep or observe any
          ------
term, provision, condition, covenant, agreement, warranty or representation contained in this Agreement or any other present or future agreement between Borrower and Bank.

    11.3  MATERIAL IMPAIRMENT. If there is a material impairment of the prospect
          -------------------
of repayment of all or any portion of the Obligations, or a material impairment of the value of the Collateral or the priority of Bank's security interests therein.

    11.4  SEIZURE OF ASSETS. If all or any of the assets of Borrower, any
          -----------------
guarantor of the Obligations (or any portion thereof) or any general partner of Borrower are attached, seized, subjected to a writ or distress warrant, or are levied upon, or come into the possession of any Judicial Officer or Assignee.

    11.5  VOLUNTARY INSOLVENCY. If an Insolvency Proceeding is commenced by
          --------------------
Borrower or any general partner of Borrower.

    11.6  INVOLUNTARY INSOLVENCY. If an Insolvency Proceeding is commenced
          ----------------------
against Borrower or any general partner of Borrower.

    11.7  INJUNCTION. If Borrower is enjoined, restrained or in any way
          ----------
prevented by court order from continuing to conduct all or any material part of Borrower's business affairs.

    11.8  LIEN, LEVY. If a notice of lien, levy or assessment is filed of record
          ----------
with respect to any or all of the assets of Borrower, any guarantor of the Obligations (or any portion thereof) or any general partner of Borrower by the United States Government, or any department, agency or instrumentality thereof, or by any state, county, municipal or other governmental agency, or if any taxes or debts owing at any time hereafter to any one or more of such entities becomes a lien, whether choate or otherwise, upon any or all of the assets of Borrower or any such guarantor or general partner and the same is not paid on the payment date thereof.

    11.9  JUDGMENT LIEN. If one or more judgments and/or one or more other
          -------------
claims becomes liens or encumbrances upon any or all of the assets of Borrower, any guarantor of the Obligations, or any general partner of Borrower in an aggregate amount in excess of Twenty-Five Thousand Dollars ($25,000.00).

    11.10 THIRD PARTY AGREEMENTS. If there is a default in any material
          ----------------------
agreement to which Borrower, any guarantor of the Obligations (or any portion thereof) or any general partner of Borrower is a party with third parties resulting in a right by such third parties to accelerate the maturity of Borrower's, any such guarantor's or general partner's indebtedness.

    11.11 PAYMENT OF SUBORDINATED DEBT. If Borrower makes any payment on account
          ----------------------------
of indebtedness which has been subordinated to the Obligations, or any portion thereof.

    11.12 MISREPRESENTATIONS. If any misrepresentation exists in any warranty or
          ------------------
representation made to Bank by Borrower or any officer, director or partner of Borrower, or if any warranty or representation is withdrawn by Borrower or any officer, director or partner of Borrower.

    11.13 DEATH, INCAPACITY. If Borrower or any general partner of Borrower is
          -----------------
an individual and Borrower or any such general partner dies or becomes incapacitated.

    11.14 WITHDRAWAL, DISSOLUTION OF GENERAL PARTNER. If any general partner of
          ------------------------------------------
Borrower withdraws from Borrower, dissolves or liquidates, or if the directors, shareholders or members of any such general partner take action to effect such general partner's dissolution or liquidation.

    11.15 IMPAIRMENT OF GUARANTIES, PLEDGES, SUBORDINATIONS. If any party
          -------------------------------------------------
subordinating its claims to those of Bank or pledging collateral to secure any of the Obligations, or if any guarantor of or indemnitor regarding Borrower's Obligations (or any portion thereof) dies, terminates that subordination, pledge, guaranty or indemnity agreement or becomes the subject of an Insolvency Proceeding, or if any such agreement becomes ineffective or unenforceable for any reason, or if any such party defaults under any agreement between said party and Bank.

    11.16 CHANGE OF OWNERSHIP. If there is a change of ownership or control
          -------------------
of ten percent (10%) or more of the issued and outstanding stock of Borrower (if Borrower is a corporation), or if any one or more of the general partners of Borrower with an aggregate ownership interest in Borrower of ten percent (10%) or more resigns or is expelled.

    11.17 ADDITIONAL DEFAULTS. If an event occurs which with the passage of time
          -------------------
would constitute an Event of Default.

Notwithstanding anything contained in this Article 11 to the contrary, upon the occurrence of an Event of Default, Bank, at Bank's discretion, may cease advancing monies or extending loans or other credit accommodations under this Agreement or any other agreement between Bank and Borrower provided, however, that Bank shall refrain from further exercising its rights and remedies and an Event of Default shall thereafter be deemed not to have occurred by reason of the occurrence of any of the events set forth in Sections 11.6, 11.8 and 11.9 of this Agreement if, within ten (10) days from the date of such occurrence, the subject event or action is released, discharged, dismissed, bonded against or satisfied.

12. BANK'S RIGHTS AND REMEDIES

    12.1  RIGHTS AND POWERS. If an Event of Default shall have occurred and not
          -----------------
been cured or waived in accordance with the terms hereof, Bank shall have the following rights and powers and may, at its election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by Borrower:

          (a) Declare all Obligations immediately due and payable;

          (b) Cease advancing money or extending credit to or for the benefit of Borrower under this Agreement, or any other agreement between Borrower and Bank;

          (c) Terminate this Agreement as to any future liability or obligation of Bank, but without effecting Bank's rights and security interest in the Collateral and without effecting the Obligations;

          (d) Without notice to or demand upon Borrower or any guarantor, make such payments and do such acts as Bank considers necessary or reasonable to protect its security interest in the Collateral. Borrower agrees to assemble the Collateral if Bank so requires, and to make the Collateral available to Bank as Bank may designate. Borrower authorizes Bank to enter the premises where the Collateral is located, take and maintain possession of the Collateral and the premises, or any part thereof, for so long as is required by Bank, and at no cost to Bank, and to pay, purchase, contest or compromise any encumbrance, charge or lien which in the opinion of Bank appears to be prior or superior to Bank's security interest and to pay all expenses incurred in connection therewith;

          (e) Without constituting a retention of Collateral in satisfaction or an Obligation within the meaning of Section 9505 of the Code or an action under California Code of Civil Procedure Section 726, Bank may apply any and all amounts maintained by Borrower with Bank as deposit accounts (as that term is defined under Section 9105 of the Code)or other accounts against the Obligations;

          (f) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale and sell or dispose of (in the manner provided for herein) the Collateral;

          (g) Sell or dispose of the Collateral at either public or private sales, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower's premises) as is commercially reasonable in the opinion of Bank. It is not necessary that the Collateral be present at any such sale;

          (h) Bank shall give the Borrower and each holder of a security interest in the Collateral who has filed with Bank a written request for notice, a notice in writing of the time and place of public sale, or, if the sale is a private sale or some other disposition other than a public sale is to be made of the Collateral, the time on or after which the private sale or other disposition is to be made. The notice shall be personally delivered or mailed, postage prepaid, to Borrower as provided in Section 13.3 of this Agreement, at least five (5) calendar days before the date fixed for the sale, or at least live (5) calendar days before the date on or after which the private sale or other disposition is to be made, unless the Collateral is perishable or threatens to decline speedily in value. Notice to parties other than Borrower claiming an interest in the Collateral shall be sent to such addresses as they have furnished to Bank. If the sale is to be a public sale, Bank shall also give notice of the time and place by publishing a notice one time at least live (5) calendar days before the date of the sale in a newspaper of general circulation in the county in which the sale is to be held;

          (i) Bank may credit bid and purchase at any public sale;

          (j) Borrower shall pay all Bank Expenses incurred in connection with Bank's enforcement and exercise of any of Bank's rights and remedies as herein provided, whether or not suit is commenced by Bank;

          (k) Any deficiency which exists after disposition of the Collateral as provided above will be paid immediately by Borrower. Any excess will be returned, without interest and subject to the rights of third parties, to Borrower by Bank, or, in Bank's discretion, to any party who Bank believes, in good faith, is entitled to such excess;

          (l) Bank is hereby granted a license or other right to use, without charge, Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks and advertising matter, or any property of a similar nature, as it pertains to the Collateral or any disposition thereof, and Borrower's rights under all general intangibles, licenses and franchise agreements shall inure to Bank's benefit, and Bank shall have the right and power to enter into sublicense agreements with respect to all such rights with third parties on terms acceptable to Bank.

    12.2  REMEDIES CUMULATIVE. Bank's rights and remedies under this Agreement
          -------------------
and all other agreements shall be cumulative. Bank shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Bank of one right or remedy shall be deemed an election, and no waiver by Bank of any default on Borrower's part shall be deemed a continuing waiver. No delay by Bank shall constitute a waiver, election or acquiescence by Bank.

13. MISCELLANEOUS

    13.1  TAXES AND OTHER EXPENSES REGARDING THE COLLATERAL. If Borrower fails
          -------------------------------------------------
to pay promptly when due to any person or entity, monies which Borrower is required to pay by reason of any provision in this Agreement, Bank may, but need not, pay the same and any such payment shall immediately constitute an advance under and pursuant to the Credit, and Borrower shall promptly reimburse Bank therefore. All such sums shall be Bank Expenses hereunder. Any payments made by Bank shall not constitute: (a) an agreement by Bank to make similar payments in the future, or (b) a waiver by Bank of any default under this Agreement. Bank need not inquire as to, or contest the validity of, any such expense, tax, security interest, encumbrance or lien and the receipt of the usual official notice for the payment thereof shall be conclusive evidence that the same was validly due and owing.

    13.2  WAIVERS.
          -------

          (a) APPLICATION OF PAYMENTS. Borrower waives the right to direct the
              -----------------------
application of any and all payments or collections at any time or times hereafter received by Bank on account of any Obligations, and Borrower agrees that Bank shall have the continuing exclusive right to apply and reapply such payments or collections to the Obligations in any manner as Bank may deem advisable.

          (b) NOTICES OF DEMAND, ETC. Borrower waives demand, protest, notice of
              ----------------------
protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, documents, instruments, chattel paper, and guaranties at any time held by Bank on which Borrower may in any way be liable.

          (c) CONFIDENTIALITY OF ACCOUNTING. Borrower waives the right to assert a confidential relationship, if any, Borrower may have with any accounting firm and/or service bureau in connection with any information requested by Bank pursuant to or in accordance with this Agreement, and agrees that Bank may contact directly any such accounting firm and/or service bureau in order to obtain such information.

    13.3  NOTICES. Unless otherwise provided in this Agreement, all notices or
          -------
demands by any party relating to this Agreement shall be in writing and sent by regular United States mail, postage prepaid, properly addressed to Borrower at Borrower's address set forth in Section 1.5 of this Agreement or to Bank at Bank's address set forth in Section 1.3 hereinabove, or to such other addresses as Borrower or Bank may from time to time specify to the other in writing.

    13.4  DESTRUCTION OF BORROWER'S DOCUMENTS. Any documents, schedules,
          -----------------------------------
invoices or other papers delivered to Bank may be destroyed or otherwise disposed of by Bank six (6) months after they are delivered to or received by Bank unless Borrower does request, in writing, the return of the said documents, schedules, invoices or other papers and makes arrangements, at Borrower's expense, for their return.

    13.5  CHOICE OF LAW. The validity of this Agreement, its construction,
          -------------
interpretation and enforcement, and the rights of the parties hereunder and concerning the Collateral, shall be determined under, governed by and construed in accordance with the laws of the State of California. The parties agree that all actions or proceedings arising in connection with this Agreement shall be tried and litigated only in the state courts located in the County of San Francisco, State of California, or the County of Santa Clara, State of California, or the federal courts located in the Northern District of California. Borrower waives any right Borrower may have to assert the doctrine of forum non conveniens or to object to such venue and hereby consents to any court-ordered relief.

    13.6  ONE LOAN TRANSACTION. The Obligations shall be secured by all other
          --------------------
security interests, liens or encumbrances heretofore, now, or at any time hereafter granted by Borrower to Bank. If more than one person or entity is signing this Agreement on behalf of Borrower, the Obligations of each party signing this Agreement on behalf of Borrower shall be joint and several.

    13.7  AGREEMENT BINDING; ASSIGNMENT. This Agreement shall be binding and
          -----------------------------
deemed effective when executed by Borrower and accepted and executed by Bank. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, however, that Borrower may not assign this Agreement or any rights hereunder without Bank's prior written consent and any prohibited assignment shall be absolutely void. No consent to an assignment by Bank shall release Borrower or any guarantor from their obligations to Bank. Bank may assign this Agreement and its rights and duties hereunder. Bank reserves the right to sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in, Bank's rights and benefits hereunder. In connection therewith, Bank may disclose all documents and information which Bank now has or hereafter may have relating to Borrower or Borrower's business.

    13.8  HEADINGS, GENDER AND JOINT AND SEVERAL LIABILITY. Article and section
          ------------------------------------------------
headings and article and section numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each article and section applies equally to this entire Agreement. As used in this Lease and when required by the context, each number (singular or plural) shall include all numbers, and each gender shall include all genders. If more than one person or entity is signing this Agreement on behalf of Borrower, the Obligations of each party signing this Agreement on behalf of Borrower shall be joint and several.

    13.9  CONSTRUCTION. Neither this Agreement nor any uncertainty or ambiguity
          ------------
herein shall be construed or resolved against Bank or Borrower, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto.

    13.10 SEVERABILITY. Each provision of this Agreement shall be severable
          -------------
from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

    13.11 INTEGRATION. This Agreement cannot be changed or terminated orally. No
          -----------
modification or amendment to this Agreement shall be effective unless in writing, executed by Bank. Except as to currently existing obligations of Borrower to Bank, all prior agreements, understandings, representations, warranties, and negotiations between the parties, if any, are merged into this Agreement.

    13.12 PRIOR LOAN AND SECURITY AGREEMENT. The total Credit and the total of
          ---------------------------------
Borrower's Obligations in respect to all letters of credit previously issued by Bank and outstanding on the date of this Agreement shall, from and after the date of this Agreement, be deemed to have been incurred pursuant to this Agreement. Borrower agrees and acknowledges that, as of the date of this Agreement, there was due and owing under the prior letters of credit issued and outstanding by Bank Obligations in respect of commercial letters of credit outstanding in the aggregate amount of __________________ Dollars ($______________________).

    13.13 WAIVER OF JURY TRIAL. BANK AND BORROWER HEREBY WAIVE, TO THE EXTENT
          --------------------
PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS AGREEMENT OR THE OBLIGATIONS, OR ANY INSTRUMENT OR DOCUMENT DELIVERED IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, OR THE VALIDITY, PROTECTION, INTERPRETATION, COLLECTION OR ENFORCEMENT THEREOF, OR ANY OTHER CLAIM OR DISPUTE HOWSOEVER ARISING (INCLUDING TORT AND CLAIMS FOR BREACH OF DUTY), BETWEEN BANK AND BORROWER.

14. FX SUBFACILITY

    14.1  REVOLVING FX SUBFACILITY. At the request of Borrower, made during
          ------------------------
Bank's normal business hours from time to time during the term of this Agreement, and so long as no Event of Default has occurred, Bank will create foreign exchange contracts for Borrower's account (the "FX Subfacility"); provided, however, that in no event shall Bank be obligated to enter into any Foreign Exchange Contracts whenever either (i) the total of Borrower's Obligations in respect of all Foreign Exchange Contracts outstanding under this
Section 14.1, when added to the Daily Balance, exceeds at any time the lesser of the Borrowing Base or Five Million Dollars or (ii) the total of Borrower's Obligations in to all Foreign Exchange Contracts outstanding at any time exceed Seven Hundred Fifty Thousand Dollars ($750,000.00) (the "Maximum Exposure").

    14.2  TERMS AND CONDITIONS. Except to the extent described by any separate
          --------------------
agreement between Borrower and Bank (a "Foreign Exchange Contract"), the terms and conditions governing any Foreign Exchange Contract entered into under this FX Subfacility shall be governed by this Agreement and the Bank's standard terms of business in effect on the Contract Date (as hereinafter defined). Borrower shall pay Bank such issuance fees, negotiation fees, and other fees at the times and in the amounts that Bank may from time to time impose in connection with the provision of foreign exchange services. Borrower agrees to execute and deliver to Bank such documents as Bank deems necessary in connection with the FX Subfacility. Subject to the limitations prescribed by this Agreement, any Foreign Exchange Contract shall obligate the Bank to exchange domestic currency for foreign currency (or vice versa) and shall obligate Borrower to purchase such exchanged currency at a price, in the currency and on a date agreed upon by Borrower and Bank. Bank shall have the right, but not the obligation, to charge any amounts owing by Borrower to Bank under any Foreign Exchange Contract against any accounts maintained by Borrower with Bank.

          Bank is hereby authorized to enter into any Foreign Exchange Contract provided in this Agreement based upon telephonic or other instructions received from anyone purporting to be an authorized representative of Borrower or, at the discretion of Bank, if said contracts are necessary to satisfy, any Obligation of Borrower to Bank. Bank shall have no duty to make inquiry or verify the authority of any such party and Borrower shall hold Bank harmless from any damages, claims, or liability by reason of Bank's honor of, or failure to honor, any such instructions.

          The date upon which Borrower and Bank shall exchange their currency shall be referred to as the "Settlement Date." The date upon which Borrower agrees on (i) the price to be paid, (ii) the currency to be exchanged by the respective parties, and (iii) the date which shall constitute the Settlement Date shall be referred to as the "Contract Date." In no event shall the Settlement Date under any foreign exchange contract exceed twelve (12) months from the Contract Date. Following the Contract Date, Bank shall have the right, but not the obligation, to forward a confirmation statement to Borrower confirming the terms of such Foreign Exchange Contract. If Borrower fails to object to the information contained in the confirmation within the shorter of
(i) the period sated therein or (ii) ten (10) days after the date of such notification, then the information contained in such confirmation shall be binding on Borrower.

          On the Contract Date, ten percent (10%) or the amount of such Foreign Exchange Contract (in United States Dollars) (each, a "FX Advance") shall be deemed part of the Credit and shall reduce Borrower's availability under Section
2.1 of this Agreement in a like amount. If at any time and for any reason, the aggregate amount on all F/X Advances outstanding at any time exceeds ten percent (10%) or the Maximum Exposure (an F/X Overadvance"), Borrower shall immediately
                                  ---
pay to Bank, in cash, the amount of such FX Overadvance. If Borrower fails to satisfy and discharge its obligations under such Foreign Exchange Contract on the Settlement Date, Bank shall have the right (but not the obligation) to treat the amount of such unpaid and unsatisfied obligation as part of the Credit. Notwithstanding the reduction in the Credit authorized by this Section 14.2, Borrower's duty to satisfy and discharge its obligations under any Foreign Exchange Contract on the Settlement Date, such failure shall constitute an Event of Default under this Agreement.


15. EQUIPMENT PURCHASE FACILITY A.
    ------------------------------

    15.1 (a) Upon the request of Borrower made at any time, and from time to time, during Draw Period A (as hereinafter defined), subject to and upon the terms and conditions of this Agreement, and so long as no Event of Default has occurred, Bank agrees to make advances to Borrower for the purpose of purchasing new equipment for use in connection with Borrower's business (the "Equipment Purchase Line A"). For the purpose of this Agreement, "Draw Period A" shall mean the period between the date of this Agreement and the earlier of: (i) March 31, 1998 or (ii) the date on which the aggregate of all advances made pursuant to this Section 15.1 equals Six Hundred Thousand Dollars ($600,000.00).

          (b) Each advance under Equipment Purchase Line A shall be in amount not exceeding one hundred percent (100%) of the cost, excluding installation charges, sales tax, freight, and software charges (as determined by Bank), of items of new equipment approved by Bank and not made specifically for Borrower on a custom basis. The aggregate of all advances made by Bank under Equipment Purchase Line A shall not exceed Six Hundred Thousand Dollars ($600,000.00).

          (c) Each advance made by Bank under Equipment Purchase Line A, if approved by Bank, shall be made either to Borrower or to the vendor of any new equipment financed with the proceeds of such advance (at Bank's option). In no event shall said proceeds be used by Borrower for any purpose other than the purchase of new equipment approved by Bank. In the event that Bank opts to disburse the proceeds of any such advance directly to the vendor(s) of any new equipment, Borrower shall deliver to Bank an amount equal to the difference between the cost (including all installation charges, sales tax, freight, and software charges) and the amount of such advance, which difference shall be remitted to said vendor(s) with the advance by Bank. Bank shall not be obligated to make any advance under this Section 15.1 unless and until Bank has received and approved the following: (1) a copy of Borrower's purchase order, (2) an original delivery and acceptance certificate executed by Borrower with respect to any new equipment to be purchased, and (3) such other documentation as Bank may require (including, without limitation, schedules attached hereto describing said new equipment and financing statements relative thereto). Amounts once borrowed and repaid under Equipment Purchase Line A shall not be available for reborrowing.

    15.2 All advances made under Equipment Purchase Line A shall be evidenced by and subject to the terms of a promissory note executed by Borrower in substantially the form of Exhibit "A" attached to this Agreement, with appropriate insertions (the "Equipment Purchase Line Note A"). All loans and advances made under Equipment Purchase Line A shall be added to and deemed a part of the Obligations. Except as hereinbelow provided, all advances under Equipment Purchase Line A shall bear interest, on the Daily Balance owing, at a per annum rate equal to one-quarter of one percent in excess of the Prime Rate (the "Equipment Purchase Line A Rate"). In the event that the Prime Rate announced is, from time to time hereafter, changed, adjustment in the Equipment Purchase Line A Rate or interest payable by Borrower shall be made on the effective date of the change in the Prime Rate. The rate of interest, as adjusted, shall apply to all advances outstanding under this Equipment Purchase Line A until the Prime Rate is adjusted again. All interest chargeable under this Equipment Purchase Line A on a per annum basis shall be computed on a basis of a 360-day year for actual days elapsed.

    15.3 (a) Commencing on the fifth day of the month after any advance is made under this Equipment Purchase Line A, and continuing on the fifth day of each calendar month during Draw Period A, Borrower shall make monthly payments of all interest accrued on advances under Equipment Purchase Line A at Equipment Purchase Line A Rate and all Bank Expenses incurred in connection with Equipment Purchase Line A.

          (b) Commencing on the fifth day of be the month after the end of Draw Period A, and continuing on the fifth day of each of the next forty-seven (47) months thereafter, Borrower shall make (i) equal and consecutive monthly principal payments with each payment being in an amount sufficient to repay the aggregate amount of advances under the Equipment Purchase Line A outstanding at the end of Draw Period A over forth-eight (48) months on a straight-line basis,
(ii) monthly interest payments on the outstanding amount of the advances under the Equipment Purchase Line A, and (iii) all Bank Expenses incurred by Bank in connection with Equipment Purchase Line A.

          (c) Bank may, at its option, elect to treat any due but unpaid interest and Bank Expenses as advances under the Credit, and all such advances shall bear interest on the daily balance thereof, at a per annum rate applicable to the Credit under the terms of this Agreement. The receipt of any check or other item of payment by Bank shall not be considered a payment until such check or other item of payment is honored when presented for payment, in which event, said check or other item of payment shall be deemed to have been paid to Bank in accordance with Bank's rules and regulations relating to credits to deposit accounts or, in Bank's discretion, two (2) calendar days after the date Bank actually receives possession of such check or other item of payment.

          Notwithstanding anything to the contrary contained in Article 15 of this Agreement, all advances under Equipment Purchase Line A shall bear interest, from and after any Event of Default and without constituting a waiver of any such Event of Default, on the Daily Balance owing, at a per annum rate five (5) percentage points above the Equipment Purchase Line A Rate.

    15.4 Bank shall render monthly statements of all amounts owing by Borrower to Bank under Equipment Purchase Line A, including statements of all principal, interest, and Bank Expenses owing, and such statements shall be conclusively presumed to be correct and accurate and constitute an account between Borrower and Bank unless, within thirty (30) days after receipt thereof by Borrower, Borrower delivers to Bank, by registered or certified mail, at Bank's place of business, a written objection specifying the error or errors, if any, contained in any such statement.


          IN WITNESS WHEREOF, Borrower has executed and delivered this Agreement on the date first hereinabove written.



                                    "Borrower"


                                    IXYS CORPORATION,
                                    A corporation

                                        /s/ Nathan Zommer
                                    By:________________________________

                                    Title: PRESIDENT & CEO

                                        /s/ Arnold Agbayani
                                    By: _______________________________

                                    Title: VP OF FINANCE & CFO
                                           ____________________________

ATTEST:

By: ___________________________

Title: ________________________


       Accepted and effective this 29th day of December, 1997, at Bank's place of business in the City of San Jose, State of California.



                                    "Bank:

                                    BANK OF THE WEST,
                                    A California banking corporation


                                    By: Betty Mannix
                                        --------------------------

                                    Title: Vice President
                                           -----------------------

                                   Exhibit A



                        EQUIPMENT PURCHASE LINE A NOTE



$600,000.00                                                    DECEMBER 24, 1997
                                                            San Jose, California



     1.  BORROWING AND INTEREST RATE: In consideration of all loans and advances
         ---------------------------
("Advances") from time to time made by BANK OF THE WEST (the "Lender") to or for the benefit of the undersigned (alternatively, collectively, jointly and severally the "Borrower") pursuant to the Loan Agreement of even date herewith (collectively the "Loan Agreement"), Borrower promises to pay Lender, or order, at 50 West San Fernando Street, Second Floor, South Bay Business Banking Group, San Jose, California on the dates and in the manner hereinafter set forth, all outstanding Advances, plus any interest thereon then unpaid, at the rate (the "Equipment Purchase Line A Rate") of one quarter of one percentage point (0.25%) per year in excess of the Prime Rate (as hereinafter defined), which Equipment Purchase Line A Rate shall vary concurrently with any change in the Prime Rate. For the purpose of this Note, the "Prime Rate" shall mean the variable rate of interest, per annum, most recently announced by Lender at its headquarters office in San Francisco, California, as its "prime rate." The undersigned understands that Lender's "prime rate" is one of its base rates with respect to loans making reference thereto and may not be the lowest of Lender's base rates. Interest shall be computed on the outstanding principal balance on the basis of three hundred sixty (360) days per year and actual days elapsed.

     2.  REPAYMENT OF PRINCIPAL, INTEREST AND EXPENSES. Interest for the partial
         ---------------------------------------------
calendar month following the Funding Date (as hereinafter defined) shall be due and payable in advance on the Funding Date. Such interest shall be deemed earned on the date of funding and shall not constitute a payment of principal. For purposes of this Note, the "Funding Date" shall be the date that amounts are first advanced by Lender under this Note, whether such advances are made directly to Borrower or are made to any escrow holder or other third party pending the recordation or exchange of any documents or the occurrence or waiver of any conditions precedent by Lender under this Note, the Loan Agreement, or otherwise. For the purpose of this Agreement, "Draw Period A" shall mean the period between the date of this Note and the earlier of: (i) March 31, 1998 or
(ii) the date on which the aggregate of all advances made pursuant to this
Section 15.1 of the Loan Agreement and under this Note equals Six Hundred Thousand Dollars ($600,000.00).

         (a) Commencing on the fifth day of the month after the Funding Date, and continuing on the fifth day of each calendar month during Draw Period A, Borrower shall make monthly payments of all interest accrued on advances under Equipment Purchase Line A at Equipment Purchase Line A Rate and all Lender Expenses incurred in connection with Equipment Purchase Line A.

         (b) Commencing on the fifth day of be the month after the end of Draw Period A, and continuing on the fifth day of each of the next forty-seven (47) months thereafter, Borrower shall make (i) equal and consecutive monthly principal payments with each payment being in an amount sufficient to repay the aggregate amount of advances under the Equipment Purchase Line A outstanding at the end of Draw Period A over forty-eight (48) months on a straight-line basis,
(ii) monthly interest payments on the outstanding amount of the advances under the Equipment Purchase Line A, and (iii) all Lender Expenses incurred by Lender in connection with Equipment Purchase Line A.

         (c) Lender may, at its option, elect to treat any due but unpaid interest and Lender Expenses as advances of Credit under the Loan Agreement, and all such advances shall bear interest on the daily balance thereof, at a per annum rate applicable to the Credit under the terms of the Loan Agreement. The receipt of any check or other item of payment by Lender shall not be considered a payment until such check or other item of payment is honored when presented for payment, in which event, said check or other item of payment shall be deemed to have been paid to Lender in accordance with Lender's rules and regulations relating to credits to deposit accounts or, in Lender's discretion, two (2) calendar days after the date Lender actually receives possession of such check or other item of payment.

     3.  LATE FEES. If any payment due hereunder is not received by Lender
         ---------
within fifteen (15) days after the due date thereof, Borrower shall pay to Lender without claim, notice or demand a late payment charge equal to six percent (6%) of the amount of the installment of principal and interest due and delinquent to defray the administrative costs and expenses suffered by Lender by reason of such delinquency. Borrower acknowledges and agrees that the actual amount of damages that would be incurred by Lender as a result of such delinquency are extremely difficult or impracticable to ascertain and that the late charge set forth herein represents a reasonable attempt to fix such damages. Collection of such late charge shall not excuse the performance of the terms of this Note nor prejudice Lender's right to enforce any right or remedy which it may have for the collection of principal and interest or otherwise under the terms of this Note, the Loan Agreements, or applicable law.

     4.  AUTHORITY FOR ADVANCES. All Advances shall be conclusively presumed to
         ----------------------
have been made to, for the benefit of, and at the request of Borrower when deposited or credited to the account of Borrower with Lender or made in accordance with the terms of the Loan Agreement or the oral or written instructions of Borrower, or any one signing below for or on behalf of the undersigned.

     5.  EVENTS OF DEFAULT AND REMEDIES.
         ------------------------------


         (a) EVENTS OF DEFAULT. Any one of the Following occurrences shall
             -----------------
constitute an "event of default" under this Note:



             (1) The failure by Borrower to make any payment of principal or interest upon this Note as and when the same becomes due and payable in accordance with the terms hereof and the continuation of such failure for five (5) days after written notice thereof is given Borrower by Lender;

             (2) The occurrence of any default under this Note other than as described in the preceding clause (1) and the continuation of such default for ten (10) days after written notice thereof is given Borrower by Lender; or

             (3) The occurrence of any event of default as defined under the Loan Agreement, or any other document securing the obligations under this Note. For purposes of Subparagraph 5(a)(3) with respect to any event or occurrence which constitutes an event of default hereunder solely by reason of its constituting a default under a document or instrument other than this Note, to the extent (if any) that such other document or instrument provides a grace or cure period with respect to such default, the same grace or cure period, and only such period, shall apply with respect thereof under this Note.

         (b) Remedies. Upon the occurrence of any event of default hereunder:
             --------
(i) the entire unpaid principal amount, any and all unpaid interest then accrued on, and any other amounts owing under or evidenced by this Note, shall (at the option of the Lender and without notice or demand of any kind to Borrower or any other person) be and become immediately become due and payable and (ii) Lender hereof shall have and may exercise any and all rights and remedies available at law or in equity and also any and all rights and remedies provided in the Loan Agreement.

         Upon the occurrence of an event of default hereunder (which has not been cured as therein provided or waived by Lender in writing), at the option of Lender, and in addition to any other remedies available to Lender, interest may be charged on the Advances outstanding on the date of such event of default at the rate of five (5) percentage points greater than the Equipment Purchase Line A Rate (the "Default Rate"). The Default Rate shall commence on the day following any event of default and shall continue until such event of default has been cured to the satisfaction of Lender.

     6.  WAIVERS, MAKER(S) AND ENDORSER(S). Borrower, for itself and for its
         ---------------------------------
successors, transferees and assigns and all guarantors, endorsers and signers, hereby waives all valuation and appraisement privileges, presentment and demand for payment, protest, notice of protest and nonpayment, dishonor and notice of dishonor, bringing of suit, lack of diligence or delays in collection or enforcement of this Note and notice of the intention to accelerate, the release of any party liable, the release of any security for debt, the taking of any additional security and any other indulgence or forbearance.

     7.  WAIVER OF STATUTE OF LIMITATIONS. The right to plead any and all
         --------------------------------
statutes of limitations as a defense to any demand on this Note, any Loan Agreement, or on any guaranty hereof, or to any agreement to pay the same, or to any demand secured by any Loan Agreement, or other instrument securing this Note, against Borrower, the holder of any property encumbered by any Loan Agreement or other instrument securing this Note, and any guarantors or sureties, is expressly waived by each and all said parties.

     8.  FEES, COSTS AND LENDER EXPENSES.
         -------------------------------

          (a) ATTORNEYS' FEES AND COSTS. If the holder of this Note refers it to
              -------------------------
an attorney for collection or seeks legal advice following a default under this Note, the Loan Agreement, or other security agreements securing this Note, or if an action is instituted on this Note or the Loan Agreement, or if any other judicial or non-judicial action is instituted by the holder hereof or by any other person, and an attorney is employed by the holder hereof to appear in any such action or proceeding or to reclaim, sequester, protect, preserve or enforce the holder's interest in the real property security or any other security for this Note, including, but not limited to proceedings to foreclose the loan evidenced hereby, proceedings under the federal bankruptcy laws, or in eminent domain, or under the probate code, or in connection with any state or federal tax lien, or to enforce an assignments of rents, or for the appointment of a receiver, or involving mechanics' liens or stop notices, or in connection with disputes regarding the proper disbursement of loan funds, Borrower and every endorser and guarantor hereof and every person who assumes the obligations evidenced by this Note and the loan documents securing the same, jointly and severally promise to pay reasonable attorneys' fees and for services performed by the holder's attorney, and all costs and expenses incurred incident to such employment.

          (b) LENDER EXPENSES. Borrower shall immediately and without demand
              ---------------
reimburse Lender for all sums expended by Lender which constitute Lender Expenses and Borrower hereby authorizes and approves all advances and payments by Lender for items constituting Lender Expenses. The term "Lender Expenses" means: all costs and expenses incurred by Lender in connection with this Note, the Loan Agreement, or the transactions contemplated hereby, including, without limitation, all costs or expenses required to be paid by Borrower under this Note, the Loan Agreement, or the transactions contemplated hereby which are paid or advanced by Lender; taxes and insurance premiums of every nature and kind of Borrower paid by Lender; filing, recording, publication, search fees, appraiser fees, auditor fees, title insurance premiums paid or incurred by Lender in connection with Lender's transactions with Borrower; costs and expenses incurred by Lender (with or without suit) in collecting or realizing upon any collateral including, without limitation the Property (the "Collateral"), to correct any default or enforce any provision of this Note, the Loan Agreement, or the transactions contemplated hereby, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale and/or advertising to sell the Collateral, whether or not a sale is consummated; costs and expenses of suit incurred by Lender in enforcing or defending this Note, the Loan Agreement, or the transactions contemplated hereby or any portion hereof; and reasonable attorneys' fees and expenses incurred by Lender in advising, structuring, drafting, reviewing, amending, terminating, enforcing, defending or concerning this Note, the Loan Agreement, or the transactions contemplated hereby, any portion hereof, any Agreement related hereto, or any of the transactions contemplated hereby, whether or not suit is brought, and including, but not limited to, any expenses incurred in relation to opposing or seeking to obtain relief from any stay or restraining order prohibiting Lender from exercising its rights as a secured creditor, foreclosing upon or disposing of Collateral, or such related matters.

     9.  DEFINITIONS. The term "Lender," as used herein, shall mean and include
         -----------
Lender and any successor or assign of Lender, and any holder of this Note shall, upon becoming such holder, be included in the term "Lender" wherever the same appears in this Note.

     10. OBLIGATIONS UNDER LOAN AGREEMENT. The obligations arising under this
         --------------------------------
Note constitute Obligations under and pursuant to the terms of the Loan Agreement and are secured under and pursuant to the terms of such Loan Agreement.

     11. MISCELLANEOUS.
         -------------

         (a) GOVERNING LAW AND TIME OF PERFORMANCE. This Note shall be governed
             -------------------------------------
by and construed under the laws of the State of California. Time is of the essence of this Note and each provision hereof.

         (b) SUCCESSORS AND ASSIGNS. This Note shall be binding upon Borrower
             ----------------------
and its successors and assigns, and shall inure to the benefit of Lender and its successors and assigns.

         (c) HEADINGS; GENDER. The headings of the Paragraphs and Subparagraphs
             ----------------
of this Note are inserted for convenience only and shall not be deemed to constitute a part hereof. All words and phrases shall be taken to include the singular or plural number, and the masculine, feminine or neuter gender, as may fit the case.

         (d) SEVERABILITY. If any provision of this Note or any payments
             -------------
pursuant to the terms hereof shall be invalid or unenforceable to any extent, the remainder of this Note and any other payments hereunder shall not be affected thereby and shall be enforceable to the greatest extent permitted by law.

         (e) Modification. No waiver of any breach, default or event of default
             ------------
under this Note or under the Loan Agreement, or any obligations secured thereby, shall be implied from any failure of Lender to take, or any delay by Lender in taking, any action with respect to any concurrent or subsequent breach of or event of default, default or failure of condition or from any previous wavier of any similar or unrelated breach of or event of default, default, or failure of condition. A waiver of any term of this Note, the Loan Agreement, or any of the obligations secured thereby must be made in writing, shall be limited to the express written terms of such waiver, and shall not be construed as a waiver or release of any subsequent event or default, default or failure of condition.

         (f) Joint Obligations. If this Note is executed by more than one
             -----------------
person or entity as Borrower, the obligations of each such person or entity shall be joint and several, and all said parties are and shall be jointly and severally, directly and primarily, liable for the amount of all sums owing and to be owed hereon, and agree that this Note and any or all payments coming due hereunder may be extended or renewed from time to time without in any way affecting or diminishing their liability hereunder. No such person shall be a mere accommodation maker, since each such person shall be primarily and directly liable hereunder.

     IN WITNESS WHEREOF, the undersigned has executed and delivered this Note as of the date and year first above written.



                                    IXYS CORPORATION
                                    a corporation

                                    By: /s/ Nathan Zommer
                                       __________________________________

                                    Its: PRESIDENT & CEO
                                         ________________________________


                                       2